UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 17, 2007

ION Media Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

After the close of business on January 17, 2007, the Company received a proposal from NBC Universal, Inc. (NBCU) and Citadel Limited Partnership for a restructuring of the Company's outstanding preferred and common stock that, if implemented, would include a tender offer for the shares of the Company's Class A common stock on the terms contemplated by the November 7, 2005 restructuring transaction between the Company, NBCU and Lowell W. Paxson and his affiliates. The proposed tender offer would be conducted by an affiliate of Citadel Limited Partnership and by the Company and would be extended to all holders of the Company's outstanding shares of Class A common stock, other than the shares held by Mr. Paxson's affiliates and certain shares issued since November 7, 2005 in connection with stock-based compensation awards made after that date to employees and directors of the Company. The proposal contemplates that the tender offer would commence upon the earlier of FCC approval of the transfer to an affiliate of Citadel of NBCU's call right on the voting securities held by affiliates of Mr. Paxson, or May 6, 2007, at a price determined by the formula set out in the Amended and Restated Stockholder Agreement, dated November 7, 2005, among NBCU, the Company, Mr. Paxson and his affiliates (approximately $1.41 per share of Class A common stock as of January 17, 2007).

The proposal is subject to the approval of the Company's board of directors, which has taken the proposal under consideration. The proposal is not binding on the Company, has not been negotiated by or on behalf of the Company, and does not represent a binding agreement between NBCU and Citadel. The transactions contemplated by the proposal would be subject to numerous conditions, risks and uncertainties, and there is no assurance that the proposal would be approved by the Company's board of directors, or that any proposal that may ultimately be approved by the Company's board of directors will actually be consummated.

The foregoing description of the proposal is not complete and is qualified in its entirety by reference to the full text of the proposal, which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following item is furnished as an Exhibit to this report:

99.1 Proposal Letter, dated January 17, 2007, from Citadel Limited Partnership and NBC Universal, Inc. to the Board of Directors of ION Media Networks, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ION Media Networks, Inc.

January 18, 2007	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary and Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

99.1	Proposal Letter, dated January 17, 2007, from Citadel Limited Partnership and NBC Universal, Inc. to the Board of Directors of ION Media Networks, Inc.